                                                        Exhibit 99.485(b)

[Vedder Price Letterhead]

                                                        April 22, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Kemper High Yield Series

To The Commission:

        We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 34 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                        Very truly yours,



                                        /s/ Vedder, Price, Kaufman & Kammholz
                                        --------------------------------------
                                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ


DAS/COK/agw